UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2006

AtriCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2006, we entered into an Agreement, effective as of June 6, 2005, with The Cleveland Clinic relating to our rights and obligations with respect to the publicly announced grants from the State of Ohio for, among other things, the creation of the Atrial Fibrillation Innovation Center. Those grants are intended to further the development of treatments to help prevent and potentially cure atrial fibrillation. We have existing relationships with The Cleveland Clinic, including through its employment of key opinion leaders that are consultants to us and our provision of unrestricted educational grants to The Cleveland Clinic.

Pursuant to the terms of the Agreement, we are required to supply personnel and materials to accomplish certain research-related activities in connection with the grant and, over a three-year period, we will receive up to a total of approximately $0.9 million for personnel and materials and The Cleveland Clinic will acquire up to approximately $2.4 million in capital equipment for our use in support of our performance of the Agreement. Over the same three-year period, we are required to expend approximately $7.7 million for operating expenses and approximately $4.8 million for capital expenses at our facility in support of the Agreement, which amounts we believe represent ordinary course expenditures that we would have otherwise anticipated making.

The terms of the Agreement specify the division of ownership of intellectual property developed in the performance of the Agreement and provide, among other things, that we will own all intellectual property we develop alone and certain intellectual property that is jointly developed and we will have the option to license certain intellectual property that is owned by The Cleveland Clinic and developed in the performance of the Agreement. Additionally, the Agreement terminates on December 6, 2008. However, we and The Cleveland Clinic may terminate the Agreement at any time by giving 30 days’ prior written notice.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. Please see the Agreement, attached as an exhibit to this Form 8-K, for further information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Agreement, dated as of July 18, 2006, by and between AtriCure, Inc. and The Cleveland Clinic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

By:	/s/ David J. Drachman
David J. Drachman
President and Chief Executive Officer

Dated: July 18, 2006

EXHIBIT LIST

No.	Description

10.1	Agreement, dated as of July 18, 2006, by and between AtriCure, Inc. and The Cleveland Clinic.